Exhibit 10.1

US Bank/Park Dental

A&R Credit Agreement

 AMENDED AND RESTATED CREDIT AGREEMENT

by and among

PDG, P.A.
DENTAL SPECIALISTS OF MINNESOTA, PLLC,
ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC,
PARK DENTAL PARTNERS, INC.,
THE FACIAL PAIN CENTER, PLLC, and
PDP MN, LLC,
as Borrowers

and

U.S. BANK NATIONAL ASSOCIATION
as Lender

Dated as of: March 27, 2024

US Bank/Park Dental

A&R Credit Agreement

Table of Contents

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A&R Credit Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of March 27, 2024, by and among PDG, P.A., a Minnesota professional association (“PDG”), DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company (“Dental Specialists”), and ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company (“OSM”), PARK DENTAL PARTNERS, INC., a Minnesota corporation (“Park Dental Partners”), THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company (“Facial PC”), and PDP MN, LLC, a Minnesota limited liability company (“PDP MN,” and individually, collectively and jointly and severally with PDG, Dental Specialists, OSM, Park Dental Partners and Facial PC, the “Borrowers” or the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS

WHEREAS, the Borrowers and the Lender entered into that certain Credit Agreement dated as of March 16, 2015 (as the same has been amended from time to time, the “Existing Credit Agreement”), concerning the extension by the Lender to the Borrowers of a revolving line of credit in the original principal amount of up to $23,000,000 (the “Existing Revolving Loan”) and two (2) additional credit facilities which have subsequently been paid off; and

WHEREAS, the obligation of the Borrowers to repay amounts outstanding under the Existing Revolving Loan is currently evidenced by that certain Amended and Restated Revolving Note dated as of October 24, 2023 (the “Existing Revolving Note”), executed by the Borrowers and payable to the Lender in the original principal amount of $23,000,000; and

WHEREAS, as of the date hereof, the outstanding principal balance of the Existing Revolving Note is $10,201,877.76, together with accrued interest thereon; and

WHEREAS, the Borrowers have requested the Lender to reallocate a portion of the outstanding principal balance of the Existing Revolving Note into a new Term Loan as further described in this Agreement, and Lender has agreed to the same on the terms and conditions contained herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

ARTICLE I.

Definitions

Section 1.1            Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

US Bank/Park Dental

A&R Credit Agreement

(b)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

“Accordion” means each incremental increase to the Maximum Line in accordance with Section 2.7 hereof.

“Accounts” means all of the Borrowers’ accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrowers arising out of the sale or lease of goods or rendition of services by the Borrowers on an open account or deferred payment basis.

“Adjusted EBITDAR” means, as of each Measurement Date and based on the immediately prior 12 months, Net Income before interest, taxes, depreciation expense and amortization expense, plus 15% of Doctor Compensation (excluding benefits), plus non cash Deferred Compensation expense, minus Deferred Compensation cash payments, plus operating lease expense.

“Administrative Resource Agreements” means those certain Administrative Resource Agreements each dated as of October 1, 2023, by and among Park Dental Partners, as “Manager,” and each of PDG, Dental Specialists and OSM.

“Advance” has the meaning given in Section 2.1 hereof.

“Affiliate” or “Affiliates” means any Person controlled by, controlling or under common control with the Borrowers, including (without limitation) any Subsidiary of the Borrowers. For purposes of this definition, “control,” when used with respect to any specified Person, means direct or indirect ownership of ten percent (10%) or more of any class of voting membership interests of the controlled Person, or the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Credit Agreement, as amended, supplemented or restated from time to time.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrowers and their Subsidiaries.

“Bank Products” means any service or facility extended to Borrowers by Lender or any affiliate of Lender, or procured for Borrowers from any third party by Lender or any affiliate of Lender by means of a full-recourse agreement or other credit support extended to such third party including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, or (h) Hedging Agreements.

“Benchmark” has the meaning given in Section 2.2(a) hereof.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System.

“Capital Lease” means any lease of property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means to deposit in the Letter of Credit Collateral Account or to pledge and deposit with or deliver to the Lender, as collateral for Letter of Credit Obligations, cash or deposit account balances or, if the Lender agrees in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Lender. “Cash Collateral” has a meaning correlative to the foregoing and includes the proceeds of such cash collateral and other credit support.

“Cash Management Services” means any banking services that are provided to any Borrower or any Subsidiary by the Lender, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) freight payable transactions, (g) automated clearing house or wire transfer services, or (h) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement.

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“Collateral” means all assets of each Borrower including, without limitation, Accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, electronic chattel paper and tangible chattel paper), deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, patents, patent rights, copyrights, trademarks, trade names, goodwill, royalty rights, franchise rights, license rights, software and payment intangibles; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (vi) all collateral subject to the lien of any Security Document; (vii) any money, or other assets of the Borrowers, that now or hereafter come into the possession, custody or control of the Lender; and (viii) all supporting obligations.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrowers in writing that such Default or Event of Default has been cured or waived.

“Default Rate” means an annual rate equal to two percent (2.00%) in excess of the rate otherwise in effect on the Notes.

“Deferred Compensation” means the obligations of the Borrowers as recognized in accordance with GAAP to recognize and pay deferred compensation as described in the share or unit redemption agreements in effect from time to time.

“Doctor Compensation” means cash compensation paid to doctors employed by or a member of each Borrower, including wages, guaranteed payments, Deferred Compensation, incentive compensation, discretionary bonus and owner allocated bonus compensation.

“Enforcement Costs” means all fees, costs and expenses described in Section 8.6 hereof paid or incurred by or on behalf of Lender.

“Equipment” means all of the Borrowers’ equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrowers.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“Event of Default” has the meaning specified in Section 7.1 hereof.

“Excluded Swap Obligation” means, with respect to a Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of or grant of security interest by such Loan Party becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Loan Party).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes.

“Fixed Charge Coverage Ratio” means, as of each Measurement Date and based on the immediately prior 12-months, the ratio of (a) Adjusted EBITDAR less cash taxes less cash dividends less maintenance capital expenditures defined as 50% of depreciation, to (b) operating lease expense plus scheduled principal payments on all Indebtedness for Borrowed Money plus cash interest payments.

“Funding Date” has the meaning given in Section 2.1(a) hereof.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements delivered to Lender hereunder.

“General Intangibles” means all of the Borrowers’ general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrowers’ name, and the goodwill of the Borrowers’ business.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rate, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement. The amount of any Person’s obligations in respect of any Hedging Obligation shall be deemed to be the incremental obligations that would be reflected in the financial statements of such Person in accordance with GAAP.

“Indebtedness for Borrowed Money” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (c) all indebtedness secured by any lien upon property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all Swap Obligations, and (f) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given in Section 8.7 hereof.

“Inventory” means all of the Borrowers’ inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, finished goods, raw materials, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of the Borrowers’ investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

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A&R Credit Agreement

“Landlord Waiver” means a landlord waiver executed by each landlord/owner of any Premises leased to any Borrower in form and substance acceptable to the Lender in its discretion.

“Lease” means each lease agreement between each landlord/owner of any Premises and any Borrower, or between PDG, as landlord, and any Tenant, as the same may be hereafter amended, supplemented or restated from time to time.

“Letter of Credit” means individually, a letter of credit, and collectively, all of the letters of credit, issued by the Lender for or on behalf of the Borrowers pursuant to the terms of this Agreement.

“Letter of Credit Collateral Account” has the meaning given in Section 2.1(b) hereof.

“Letter of Credit Fee” has the meaning given in Section 2.1(b) hereof.

“Letter of Credit Obligations” means the aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrowers.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Security Documents, the Subordination Agreements, the Landlord Waivers and any other document executed and/or delivered by the Borrowers in connection herewith, as the same may be amended, supplemented, or restated from time to time.

“Loan Party” means each Borrower, any guarantor and any third party pledgor, if any.

“Loans” means the Term Loan and the Revolving Credit Facility.

“Material Adverse Effect” means any of the following:

(i)         a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of any of the Borrowers;

(ii)        a material adverse effect on the ability of any of the Borrowers to perform its obligations under the Loan Documents;

(iii)       a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any lien securing payment or performance of the Obligations; or

(iv)       any claim against any of the Borrowers or threat of litigation which if determined adversely to any of the Borrowers would cause any of the Borrowers to be liable to pay an amount exceeding $500,000 over any insurance coverage or would be an event described in clauses (i), (ii) and (iii) above.

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“Material Indebtedness” means Indebtedness for Borrowed Money of any Borrower or any Subsidiary in an outstanding principal amount of $500,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars). For purposes of this definition, the principal amount of the obligations of any Borrower or any Subsidiary in respect of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that any Borrower or such Subsidiary would be required to pay if such Swap Obligation were terminated at such time.

“Maturity Date” means (a) for the Term Note, the earlier of March 27, 2029, or the Revolving Credit Termination Date, and (b) for the Revolving Note, March 27, 2027.

“Maximum Line” means $15,000,000 subject to increase pursuant to Section 2.7 hereof up to a maximum amount of $25,000,000, unless said amount is reduced pursuant to Section 2.6 hereof, in which event it means the amount to which said amount is reduced.

“Measurement Date” means the last day of each fiscal quarter of each Borrower.

“Net Income” means, with reference to any period, the net income (or net loss) of the Borrowers and their Subsidiaries for such period computed on a consolidated basis in accordance with GAAP; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or has merged into or consolidated with, any of the Borrowers or another Subsidiary, and (b) the net income (or net loss) of any Person (other than a Subsidiary) in which any of the Borrowers or any of its Subsidiaries has an equity interest in, except to the extent of the amount of dividends or other distributions actually paid to any of the Borrowers or any of its Subsidiaries during such period, unless prior written consent is provided by the Lender to include the Net Income of a Subsidiary in connection with a Potential Acquisition.

“New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

“Notes” means the Revolving Note and the Term Note.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Notes, all Letter of Credit Obligations, all obligations in connection with Cash Management Services, all Hedging Obligations, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of any Borrower to any Indemnitee arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding); provided that “Obligations” excludes all Excluded Swap Obligations.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

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A&R Credit Agreement

“OFAC Event” means the event specified in Section 5.16 hereof.

“OFAC Sanctions Programs” means all laws, regulations, and Executive Orders administered by OFAC, including the Bank Secrecy Act, anti-money laundering laws (including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), and all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or executive orders, and any similar laws, regulators or orders adopted by any State within the United States.

“OFAC SDN List” means the list of the Specially Designated Nationals and Blocked Persons maintained by OFAC.

“Organizational Documents” means, collectively, the following documents each of which shall be in form and substance acceptable to the Lender.

(i)         copies of the Articles of Incorporation or Articles of Organization of each of the Borrowers, duly certified by the Secretary of State of the State of Minnesota;

(ii)        current Certificates of Good Standing and current certificates of authority to transact business/own property in a foreign jurisdiction for each of the Borrowers, duly issued by the Secretary of State of the State of Minnesota;

(iii)       copies of the Bylaws, Shareholder Agreements, Operating Agreements and Member Control Agreements of each of the Borrowers, duly certified by an officer of each of the Borrowers; and

(iv)       copies of the written actions or resolutions of the board of directors or governors of each of the Borrowers, authorizing the execution, delivery and performance of the Loan Documents, to which each of the Borrowers is a party, duly certified by an officer of each of the Borrowers.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participants” has the meaning given in Section 8.8(c) hereof.

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“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Liens” has the meaning given in Section 6.1 hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means an employee benefit plan or other plan maintained for the Borrowers’ employees and covered by Title IV of ERISA.

“Potential Acquisition” means any non-hostile acquisition of the ownership interests or assets of another Person engaged in the dental or orthodontic professions and health care related services (the “Dental Business”).

“Premises” means all premises where each of the Borrowers conducts its business and has any rights of possession, including without limitation the premises described in Exhibit B attached hereto.

“Property” means all property of a Person, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Rate Adjustment Date” means the first day of each month.

“Regulation U” means Regulation U of the Board or any other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reportable Event” has the meaning assigned to that term in Title IV of ERISA.

“Revolving Credit Facility” means the revolving credit facility being made available to the Borrowers by the Lender pursuant to Section 2.1(a) hereof.

“Revolving Credit Termination Date” means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Revolving Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2 hereof.

“Revolving Note” means that certain Second Amended and Restated Revolving Note of even date herewith executed by the Borrowers and payable to the order of the Lender in the original principal amount of $15,000,000 (subject to the Accordion) and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time. The Revolving Note amends and restates the Existing Revolving Note in its entirety.

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“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Security Agreement” means that certain Amended and Restated Security Agreement of even date herewith executed by the Borrowers in favor of the Lender, as the same may hereafter be amended, supplemented or restated from time to time.

“Security Documents” means each document delivered to the Lender from time to time to secure the Obligations including, without limitation, the Security Agreement, as the same may hereafter be amended, supplemented or restated from time to time.

“Security Interest” means, collectively, the security interests and/or liens granted by the Borrowers to the Lender pursuant to the Security Documents.

“Subordinated Creditor” means the Subordinated Creditors listed on Schedule 6.2 attached hereto, and any other Person who enters into a Subordination Agreement.

“Subordinated Debt” means, at any date of determination, the aggregate outstanding principal balance of liabilities appearing on the Borrowers’ balance sheet at such date which are subordinated in right of payment to the Obligations on terms acceptable to the Lender in its discretion pursuant to a Subordination Agreement.

“Subordination Agreement” means each Subordination Agreement accepted by the Lender from time to time, as the same may hereafter be amended, supplemented or restated from time to time.

“Subsidiary” means any corporation or limited liability company of which more than fifty percent (50%) of the outstanding shares of capital stock or membership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or governors, as the case may be of such corporation or limited liability company, as the case may be, irrespective of whether or not at the time stock or membership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any of the Borrowers, by any of the Borrowers and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Swap Obligation” means, with respect to any of the Borrowers, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Tenant” means each tenant under a Lease.

“Term Loan” means the term loan made to the Borrowers by the Lender pursuant to Section 2.1(b) hereof.

“Term Note” means that certain Term Note of even date herewith executed by the Borrowers and payable to the order of the Lender in the original principal amount of $13,000,000, and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

“Total Cash Flow Leverage Ratio” means, as of each Measurement Date and based on the immediately prior 12-months, the ratio of (a) the sum of all Indebtedness for Borrowed Money of the Borrowers plus six (6) times operating lease expense, to (b) Adjusted EBITDAR for the Borrowers.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Minnesota, or in any other state whose laws are held to govern this Agreement or any portion hereof or the other Loan Documents.

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of Minnesota, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

Section 1.2            Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

ARTICLE II.

Amount and Terms of the Revolving Credit Facility and Term Loan

Section 2.1            Advances.

(a)           Revolving Credit Facility. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrowers under the Revolving Credit Facility (each an “Advance”) from time to time from the date all of the conditions set forth in Section 3.1 hereof are satisfied (the “Funding Date”) to the Revolving Credit Termination Date, in an aggregate amount not to exceed at any time outstanding the Maximum Line. The Borrowers’ obligation to repay the Advances under this subsection shall be evidenced by the Revolving Note and shall be secured pursuant to the Security Documents and by the Collateral. Within the limits set forth in this subsection, the Borrowers may borrow, repay in accordance with the terms hereof and reborrow from the Revolving Credit Facility. The Borrowers agree to comply with the following procedures in requesting Advances under this subsection:

(i)         The Borrowers shall make each request for an Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Advance. Requests may be made in writing, by facsimile, online or by telephone, specifying the date of the requested Advance and the amount thereof. Each request shall be by (A) any officer of the Borrowers; (B) any person designated as the Borrowers’ agent by any officer of the Borrowers in a writing delivered to the Lender; or (C) any person whom the Lender reasonably believes to be an officer of the Borrowers or such a designated agent.

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A&R Credit Agreement

(ii)         Upon fulfillment of the applicable conditions set forth in Article III hereof, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrowers’ demand deposit accounts maintained at the Lender unless the Lender and the Borrowers shall agree in writing to another manner of disbursement. Upon the Lender’s request, the Borrowers shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 3.2 hereof have been satisfied as of the time of the request.

(b)           Letter of Credit Subfacility. At the request of the Borrowers, the Lender agrees to issue one or more Letters of Credit on behalf of the Borrowers under the Revolving Credit Facility subject to satisfaction of all terms and conditions required by the Lender in connection therewith (including, without limitation, containing expiry dates and accompanied by the execution and delivery of such Letter of Credit applications and other documents and certificates as the Lender may require from time to time). The Borrowers agree to pay to the Lender a Letter of Credit fee (the “Letter of Credit Fee”) in connection with each Letter of Credit issued hereunder in an amount equal to two percent (2.00%) per annum of the face amount of such Letter of Credit. The Letter of Credit Fee with respect to a Letter of Credit issued hereunder shall be payable quarterly in arrears of the date of issuance of such Letter of Credit and on each calendar quarter thereafter until such Letter of Credit is terminated. Any Letter of Credit Fee paid hereunder shall be deemed fully earned and non-refundable upon the payment thereof. Notwithstanding any other provision of the Revolving Note or any other documents delivered in connection with the Revolving Credit Facility (the “Related Documents”), in no event will the Lender consider any request for the issuance of a Letter of Credit if, after giving effect to the requested Letter of Credit:

(i)         at such time, the sum of the face amount of all outstanding Letters of Credit and all Advances exceeds the Maximum Line;

(ii)        a Default or Event of Default exists hereunder or would result from the issuance of the requested Letter of Credit

(iii)       the expiry date for the requested Letter of Credit would be later than twelve (12) months from its issuance date; or

US Bank/Park Dental

A&R Credit Agreement

(iv)         the aggregate face amount of all outstanding Letters of Credit, plus the requested Letter of Credit, would total an amount greater than $5,000,000.00.

The Borrowers agree to pay to the Lender on demand:

(i)         the amount, if any, drawn on any Letter of Credit (whether drawn before, on, or, if in accordance with the law applicable to such Letter of Credit, after its stated expiry date), and

(ii)         interest on all amounts referred to in (A)(1) below from the date of such draw until payment in full at a fluctuating rate per annum at all times equal to the Default Rate. The Borrowers’ obligations under this paragraph shall survive the Revolving Credit Termination Date.

(A)         If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (1) impose, modify or deem applicable any reserve, special deposit or similar requirement against Letters of Credit issued by, or assets held by, or deposits in or for the account of, the Lender, or (2) impose on the Lender any other condition regarding the Letters of Credit, and the result of any event referred to in clause (1) or (2) above shall be to increase the cost to the Lender of issuing or maintaining the Letters of Credit (which increase in cost shall be determined by the Lender’s reasonable allocation of the aggregate of such cost increases resulting from such event), the Borrowers agree to immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increased cost.

(B)         The obligations of Borrowers shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including, without limitation, the following: (1) any lack of validity or enforceability of any Letter of Credit or any other agreement relating thereto; or (2) the existence of any claim, setoff, defense or other rights that the Borrowers may have at any time against any beneficiary (or any person holding through or on behalf of such beneficiary), whether in connection with any Related Document or otherwise; or (3) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect; or (iv) any other circumstance or event whatsoever.

(C)         The Lender is authorized, but not obligated, to pay any draw presented under any Letter of Credit by charging any of the Borrowers’ accounts therefor, the sums so charged being evidenced by the Revolving Note as an Advance thereunder, whether or not the making of such Advance causes an Event of Default. If any Letter of Credit shall be outstanding after the Revolving Credit Termination Date, the Borrowers shall deliver cash collateral in the face amount of such Letter of Credit, to be held subject to subsection (D) hereof.

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A&R Credit Agreement

(D)         Upon the occurrence of an Event of Default, the Lender shall be entitled to make an Advance under this Agreement, whether or not such Advance exceeds the Maximum Line then in effect, in an amount equal to the aggregate amount of all outstanding Letters of Credit. The proceeds of such Advance shall be deposited in an account established at and maintained with the Lender (the “Letter of Credit Collateral Account”) and applied to the payment of any draws under the Letters of Credit as the same may be made. The Borrowers hereby assign and pledge to the Lender, and grant the Lender a security interest in, the Letter of Credit Collateral Account and all monies and other things of value, now or hereafter contained therein, and all proceeds thereof. In the event that there are proceeds remaining in the Letter of Credit Collateral Account after the payments, expiration or termination of all Letters of Credit such remaining proceeds shall either be applied to the payment of amounts outstanding hereunder or returned to the Borrowers, at the sole discretion of the Lender.

(c)           Term Loan. The Lender agrees, on the terms and subject to the conditions hereinafter set forth, to make the Term Loan to the Borrowers. The Term Loan shall be evidenced by and repayable with interest in accordance with the Term Note and secured pursuant to the Security Documents and by the Collateral.

Section 2.2            Principal; Interest; Default Interest; Participations; Usury.

(a)           Interest – Revolving Note. Except as set forth in subsections (e) and (g) below, the outstanding principal balance of the Revolving Note shall accrue interest at an annual rate equal to two percent (2.00%) plus the greater of (i) zero percent (0.0%) and (ii) the one-month forward-looking term rate based on SOFR quoted by Lender from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by Lender from time to time) (“Term SOFR”), which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and reset monthly on each Rate Adjustment Date; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that Lender deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day. If the initial advance on any facility to which this paragraph applies occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the Closing Date, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. If Term SOFR is replacing a different rate index for an existing facility, and if such replacement becomes effective on a date other than the Rate Adjustment Date, the initial one-month Term SOFR rate hereunder shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the effective date of such replacement, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. The term “Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR). If Lender has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Benchmark”), has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, Lender will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of a replacement rate other than Term SOFR, Lender may add a spread adjustment selected by the Lender, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. For purposes of this Agreement, (a) “SOFR” means the secured overnight financing rate which is published by the Board of Governors of the Federal Reserve System (together with any committees convened by the Board, the “Board”) and available at www.newyorkfed.org; and (b) “Daily Simple SOFR” means a daily rate based on SOFR and determined by Lender in accordance with the conventions for such rate selected by Lender. In connection with the selection and implementation of any such replacement rate, Lender may make any technical, administrative or operational changes that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, Lender will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, Lender’s prime rate. Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Interest accrued on amounts outstanding under the Revolving Note shall be due and payable in arrears on the first (1st) day of each calendar month, commencing on April 1, 2024, and shall be payable in full on the Revolving Credit Termination Date.

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A&R Credit Agreement

(b)           Interest – Term Note. Except as set forth in subsections (e) and (g) below, the outstanding principal balance of the Term Note shall accrue interest at an annual rate equal to two and ten hundredths percent (2.10%) plus the greater of (i) zero percent (0.0%) and (ii) Term SOFR, which shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the Rate Adjustment Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, and reset monthly on each Rate Adjustment Date; provided that if the Term SOFR rate is not published on such New York Banking Day due to a holiday or other circumstance that Lender deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate last published prior to such New York Banking Day. If the initial advance on any facility to which this paragraph applies occurs other than on the Rate Adjustment Date, the initial one-month Term SOFR rate shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the later of (a) the immediately preceding Rate Adjustment Date and (b) the Closing Date, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. If Term SOFR is replacing a different rate index for an existing facility, and if such replacement becomes effective on a date other than the Rate Adjustment Date, the initial one-month Term SOFR rate hereunder shall be that one-month Term SOFR rate in effect two New York Banking Days prior to the effective date of such replacement, which rate plus the percentage described above shall be in effect until the next Rate Adjustment Date. If Lender has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator of Term SOFR (or any substitute index which replaces Term SOFR) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist, Lender will (x) replace such Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods. In the case of Term SOFR, such replacement rate will be Daily Simple SOFR. In the case of a replacement rate other than Term SOFR, Lender may add a spread adjustment selected by the Lender, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. In connection with the selection and implementation of any such replacement rate, Lender may make any technical, administrative or operational changes that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate. Without limitation of the foregoing, in the case of a transition to Daily Simple SOFR, Lender will remove any option to select another rate that may change or is reset on a daily basis, including, without limitation, Lender’s prime rate. Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Interest accrued on amounts outstanding under the Term Note shall be due and payable in arrears on the first (1st) day of each calendar month, commencing on April 1, 2024, and shall be payable in full on the Maturity Date.

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A&R Credit Agreement

(c)           Principal - Revolving Note. The full amount of principal on the Revolving Note shall be due and payable on the Revolving Credit Termination Date.

(d)           Principal - Term Note. Commencing as of April 1, 2024, and continuing on the first (1st) day of each month thereafter, the Borrowers shall pay to the Lender equal consecutive monthly installments of principal on the Term Note in an amount equal to $154,761.90. The full amount of principal plus accrued interest on the Term Note shall be due and payable on the earlier of the Revolving Credit Termination Date or the Maturity Date.

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A&R Credit Agreement

(e)           Default Interest Rate. At any time during any Default Period, in the Lender’s sole discretion and without waiving any of its other rights and remedies, the principal amount outstanding from time to time on the Notes shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

(f)            Participations. If any Person shall acquire a participation in the Advances or any of the Notes under this Agreement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the rates provided herein, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

(g)           Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements among the Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrowers and the Lender, or their successors and assigns.

Section 2.3            Fees.

(a)           [Intentionally Deleted].

(b)           Unused Line Fee. The Borrowers hereby agree to pay to the Lender a non-use fee at the rate of twenty-hundredths of one percent (0.20%) per annum on the average daily unused amount of the Revolving Credit Facility from the date hereof to and including the date on which such facility is terminated, due and payable in arrears on the first (1st) day of each fiscal quarter of the Borrowers, commencing April 1, 2024, provided that any such fee remaining unpaid upon termination of the Revolving Credit Facility or acceleration of the Revolving Note by the Lender pursuant to Section 7.2 hereof shall be due and payable on the date of such termination or acceleration.

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A&R Credit Agreement

Section 2.4            Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Notes and all fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.5            Intentionally Deleted.

Section 2.6            Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Revolving Credit Facility by the Borrowers. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part without penalty or premium. The Borrowers may prepay the Term Note, terminate the Revolving Credit Facility or reduce the Maximum Line at any time if they give the Lender at least five (5) days’ prior written notice. If the Borrowers reduce the Maximum Line to zero ($0), all Obligations shall be immediately due and payable. Any partial prepayments of the Term Note shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Revolving Credit Facility and payment and performance of all Obligations (other than Obligations then outstanding and arising under (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, and (f) cash management services which constitute Bank Products), the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

Section 2.7            Accordion. At any time prior to the Revolving Credit Termination Date, and so long as no Default or Event of Default has occurred and is then outstanding, the Borrowers shall have the right to request in writing an increase in the Maximum Line in the aggregate principal amount of up to $10,000,000, provided that no more than five (5) requests shall be permitted hereunder. Such notice shall set forth (i) the amount of the Accordion being requested (which shall be in minimum increments of $2,000,000 or such lesser amount equal to the remaining permitted amount under the Maximum Line), (ii) the date on which such Accordion is requested to become effective (which shall not be less than fifteen (15) business days nor more than thirty (30) business days after the date of such notice).  The terms and provisions of each Accordion and Advances made thereunder shall be identical to the then existing Revolving Credit Facility. The request shall be granted if the Lender consents in its sole discretion and then only upon receipt and approval by the Lender of (w) an amended and restated promissory note, (x) an amendment agreement, (y) a current certificate of good standing for each Borrower and a (z) borrowing resolution or written action authorizing the Accordion, all in form and substance acceptable to the Lender.

Section 2.8            Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Advances under the Revolving Credit Facility shall at any time exceed the Maximum Line, then, in any such case, the Borrowers shall immediately prepay the Revolving Note to the extent necessary to eliminate such excess, and if such prepayment is insufficient to eliminate such excess, the Borrowers shall pay to the Lender in immediately available funds an amount equal to the remaining excess. Any payment received by the Lender under this Section or under Section 2.9 hereof may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

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A&R Credit Agreement

Section 2.9            Payment. Notwithstanding anything to the contrary contained herein or in the Note, the Borrowers shall make payments of interest on and principal of the Notes and all payments to the Lender with respect to other fees, costs and expenses payable under any of the Loan Documents in immediately available funds to the Lender at its address set forth herein without setoff or counterclaim. The Borrowers authorize the Lender to charge from time to time against the Borrowers’ accounts with the Lender any such payments when due and the Lender will use its reasonable efforts to notify the Borrowers of such charges. Notwithstanding anything to the contrary in Section 2.1 hereof, the Borrowers hereby authorize the Lender, in its discretion at any time or from time to time without the Borrowers’ request and even if the conditions set forth in Section 3.2 hereof would not be satisfied, to make an Advance in an amount equal to the portion of the Obligations from time to time due and payable. Each payment received by the Lender may be applied to the Obligations in such order of application as the Lender, in its sole and absolute discretion, may elect.

Section 2.10           Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a New York Banking Day, such payment may be made on the next succeeding New York Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

Section 2.11           Use of Proceeds. The Borrowers shall use the proceeds of the Notes as follows: (a) proceeds of the Term Note shall refinance certain existing indebtedness under the Revolving Credit Facility and also for any other lawful corporate purpose, and (b) proceeds the Revolving Note shall be for working capital purposes, to finance capital expenditures and for any other lawful corporate purpose including for Potential Acquisitions. Notwithstanding anything to the contrary contained herein, the Borrowers may not distribute or otherwise loan any proceeds of the Notes to any Subsidiary or any Affiliate that is not a Borrower.

Section 2.12           Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender’s demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within thirty (30) days after receipt.

Section 2.13           Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)         impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender;

(ii)         subject the Lender to any Taxes (other than (A) Indemnified Taxes and (B) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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A&R Credit Agreement

(iii)         impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan or any Letter of Credit,

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any Advance, or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Facility, the Term Loan or the Letters of Credit, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

Section 2.14          Certificates for Reimbursement; Delay in Requests. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in Section 2.13 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of the Lender to demand compensation pursuant to Section 2.13 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to Section 2.13 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.15          SOFR Unavailability. If SOFR becomes unavailable or ceases to exist, the Lender may, in its discretion, designate a successor to SOFR (which may include a successor index and a spread adjustment). In connection with the selection and implementation of any such replacement rate, the Lender may make any technical, administrative or operational changes that the Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate. The Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, SOFR.

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A&R Credit Agreement

Section 2.16          Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party may make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by Loan Parties. The Loan Parties shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Lender shall be conclusive absent manifest error.

(d)           Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.16, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)           Treatment of Certain Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Loan Party, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 2.16(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(e), in no event will the Lender be required to pay any amount pursuant to this Section 2.16(e) the payment of which would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

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A&R Credit Agreement

(f)           Survival. Each party’s obligations under this Section 2.16 shall survive any assignment of rights by the Lender, the termination of the Revolving Credit Facility and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17          Lender Statements; Survival of Indemnity. The Lender shall give notice to the Borrowers as to any amount due under Sections 2.13, 2.14, or 2.16. Such notice shall set forth in reasonable detail the calculations upon which the Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Unless otherwise provided herein, the Borrowers shall pay the amount specified in such notice on demand.

ARTICLE III.

Conditions of Lending

Section 3.1            Conditions Precedent to the Initial Advance and making of the Term Loan. The Lender’s obligation to make the initial Advance and the Term Loan shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

(a)           This Agreement, properly executed by the Borrowers.

(b)          The Notes, properly executed by the Borrowers.

(c)           A covenant compliance certificate in the form attached hereto as Exhibit A properly completed and executed by the Borrowers, and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 5.14 and 5.15 hereof.

(d)           The other Security Documents, properly executed by the parties thereto.

(e)           Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrowers, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrowers except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Notes, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

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A&R Credit Agreement

(f)           The Subordination Agreements, properly executed by the Subordinated Creditors.

(g)           Copies of the promissory notes evidencing the Subordinated Debt, including the promissory note in favor of Nick Swenson which is properly legended as subject to the Subordination Agreement from Nick Swenson.

(h)           The Administrative Resources Agreements, duly executed by the parties thereto.

(i)            Certificates of the insurance required hereunder and under the Security Documents, with all hazard insurance containing a lender’s loss payable endorsement for personal property in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

(j)           An incumbency certificate from an officer of each Borrower certifying as to (i) the resolutions of each Borrower’s directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (ii) each Borrower’s articles of incorporation or organization and bylaws or operating agreements, and (iii) the signatures of each Borrower’s officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on each Borrower’s behalf.

(k)           The Organizational Documents.

(l)            At least five (5) days before the Closing Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Borrower shall have delivered a Beneficial Ownership Certification in relation to such Borrower.

(m)          An opinion of counsel for the Borrowers dated as of the date hereof.

(n)           If applicable, payoff letters from all appropriate lenders.

(o)           Payment of the fees and commissions due through the Closing Date and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 8.6 hereof, including all legal expenses incurred through the date of this Agreement.

(p)           Such other documents and information regarding the Borrowers as the Lender in its sole discretion may require.

Section 3.2            Conditions Precedent to All Advances. The Lender’s obligation to make each Advance shall be subject to the further conditions precedent that on such date:

(a)           the representations and warranties contained in Article IV are correct in all material respects on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

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(b)           no event has occurred and is continuing, or would result from such Advance, which constitutes a Default or an Event of Default.

ARTICLE IV.

Representations and Warranties

Each of the Borrowers represents and warrants to the Lender as follows:

Section 4.1            Existence and Power; Name; Chief Executive Office; Organizational Identification Number. PDG is a professional association, Dental Specialists is a professional limited liability company, OSM is a professional limited liability company, Park Dental Partners is a corporation, Facial PC is a professional limited liability company and PDP MN is a limited liability company, and each is duly organized, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where the failure to do so would not have a Material Adverse Effect. Each of the Borrowers has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents to which it is a party. During their existence, the Borrowers have done business solely under the names set forth in Schedule 4.1 attached hereto. The Borrowers’ chief executive offices and principal places of business are located at the addresses set forth in Schedule 4.1 attached hereto, and all of the Borrowers’ records relating to their business and the Collateral are kept at that location.

Section 4.2            Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate or company action and do not and will not (i) require any consent or approval of the Borrowers’ shareholders or members; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrowers or of the Borrowers’ organizational documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any of the Borrowers is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers.

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Section 4.3            Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

Section 4.4            Subsidiaries. Except as set forth in Schedule 4.4 attached hereto, the Borrowers have no Subsidiaries.

Section 4.5            Financial Condition; No Adverse Change. The Borrowers have heretofore furnished to the Lender audited financial statements for their fiscal year ended 2022, and unaudited financial statements for the fiscal year-to-date period ended September 30, 2023, and those statements fairly present the Borrowers’ financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrowers’ business, properties or condition (financial or otherwise).

Section 4.6            Litigation. Except as disclosed in Schedule 4.6 attached hereto, there are no actions, suits or proceedings pending or, to the Borrowers’ knowledge, threatened against or affecting any of the Borrowers or any Affiliate or the properties of any of the Borrowers or any Affiliate before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to any of the Borrowers or any Affiliate, would have a Material Adverse Effect on any of the Borrowers or any Affiliate.

Section 4.7            Regulation U. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 4.8            Taxes. The Borrowers and each Affiliate have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrowers and each Affiliate have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrowers or any Affiliate, as the case may be, are required to be filed, and the Borrowers, each Affiliate have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

Section 4.9            Titles and Liens. Each Borrower has good and marketable title to the Collateral and all other Property reflected in the latest financial statements referred to in Section 4.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming any of the Borrowers as debtor is on file in any office except to perfect Permitted Liens and, on the Closing Date, liens held by Persons who have agreed in writing that upon receipt of proceeds of the Notes, they will promptly file or otherwise deliver to Borrowers UCC releases and terminations of all mortgages, security interests, liens and encumbrances in and to the Collateral satisfactory to Lender.

Section 4.10          [Intentionally Deleted].

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Section 4.11          Default. Each of the Borrowers is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which would have a Material Adverse Effect on the Borrowers.

Section 4.12          [Intentionally Deleted].

Section 4.13          Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers’ request for the loans contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

Section 4.14          Financing Statements. Each of the Borrowers has provided written authorization to the Lender to file financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected first priority security interests in and to the Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 4.15          Leases. No Leases exist between PDG, as landlord, and any Tenant, as tenant. Borrowers are in compliance with all other Leases (between any Borrower and each owner/landlord of the Premises) and no defaults exist thereunder. Borrowers shall use commercially reasonable efforts to deliver to Lender within one hundred fifty days (150) of the date hereof, a Landlord Waiver for each Lease between any Borrower and each owner/landlord of any Premises.

Section 4.16          Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers’ records pertaining thereto as being obligated to pay such obligation.

Section 4.17          Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, none of the Borrowers nor any Affiliate:

(a)           was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

(b)           has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of any of the Borrowers or any Affiliate are unreasonably small;

(c)           by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

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(d)           by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

(e)           at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

Section 4.18          Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. The Borrowers and their respective directors, officers, and employees and, to the knowledge of the Borrowers, the agents of the Borrowers are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrowers nor any director, officer, employee, agent, or affiliate of any of the Borrowers is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

Section 4.19          Accuracy of Information.(a)            No information, exhibit or report furnished by any Borrower or any Subsidiary to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements therein not misleading. As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

Section 4.20          Material Agreements. No Borrower or any Subsidiary is a party to any agreement or instrument or subject to any charter or other organizational restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Material Indebtedness.

Section 4.21          Compliance with Laws. Each Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

Section 4.22          Ownership of Properties. Except as set forth in Schedule 6.1, each Borrower and its Subsidiaries have good title, free of all Liens other than Permitted Liens, to all of the Property reflected in each Borrower’s most recent consolidated financial statements provided to the Lender as owned by each Borrower and its Subsidiaries.

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Section 4.23          Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) subject to Section 4975 of the Code, and neither the execution of this Agreement nor the borrowings hereunder give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. No Borrower is subject to any Law substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

Section 4.24          Environmental Matters. The Property and operations of each Borrower and its Subsidiaries are in material compliance with applicable environmental laws, and none of the Borrowers and their Subsidiaries is subject to any liability under environmental laws that individually or in the aggregate could reasonably be expected to result in material liability. No the Borrower or any Subsidiary has received any notice to the effect that its Property or operations are not in material compliance with any of the requirements of applicable environmental laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous material, which non-compliance or remedial action could reasonably be expected to result in material liability.

Section 4.25          Investment Company Act. No Borrower or any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

Section 4.26          Insurance. Each Borrower maintains, and has caused each Subsidiary to maintain, insurance in compliance with the requirements under the Loan Documents.

Section 4.27          Subordinated Indebtedness. The Obligations are senior Indebtedness for Borrowed Money entitled to the benefits of the subordination provisions of all outstanding Subordinated Debt.

Section 4.28          Solvency.

(a)           Immediately after the consummation of the transactions to occur on the Closing Date and immediately following any Advances made on the Closing Date and after giving effect to the application of the proceeds of such Advances, (i) the fair value of the assets of the Borrowers and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrowers and their Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrowers and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrowers and their Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrowers and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrowers and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.

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(b)          The Borrowers do not intend to, or to permit any Subsidiary to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness for Borrowed Money.

Section 4.29          No Default. No Default or Event of Default has occurred and is continuing.

Section 4.30          Anti-Corruption Laws; Sanctions. The Borrowers, their Subsidiaries and their respective directors, officers, and employees and, to the knowledge of the Borrowers, the agents of the Borrowers and their Subsidiaries are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Borrowers and its Subsidiaries have implemented and maintain in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrowers, any of their Subsidiaries or any director, officer, employee, agent, or affiliate of the Borrowers or any of their Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).

Section 4.31          Force Majeure. Since the date of the most recent financial statements referred to in Section 4.5 hereof, the business and Property of the Borrowers and their Subsidiaries have not been affected in any way by any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God, in any case that could reasonably be expected to have a Material Adverse Effect.

Section 4.32          Labor Matters. There are no pending or threatened strikes, lockouts or slowdowns against the Borrowers or any Subsidiary that would reasonably be expected to have a Material Adverse Effect. Neither the Borrowers or any Subsidiary has been or is in violation in any material respect of applicable law dealing with labor matters that could reasonably be expected to have a Material Adverse Effect. All material payments due from the Borrowers or any Subsidiary on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimis amounts), have been paid or accrued as a liability on the books of the Borrowers or such Subsidiary. The consummation of the transactions contemplated under the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrowers or any Subsidiary is bound.

ARTICLE V.

Affirmative Covenants

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So long as the Obligations shall remain unpaid, or the Revolving Credit Facility shall remain outstanding, each of the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 5.1            Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

(a)           as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrowers, the Borrowers’ audited financial statements from independent certified public accountants selected by the Borrowers and acceptable to the Lender, which annual financial statements shall include the Borrowers’ balance sheet as at the end of such fiscal year and the related statements of the Borrowers’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a combined and combining basis including schedules and to include any Affiliate, all in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; and (ii) a certificate of the chief financial officer of each of the Borrowers, substantially in the form of Exhibit A hereto stating (A) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (B) whether or not the officers have knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (C) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 5.14 and 5.15 hereof;

(b)          as soon as available and in any event by no later than forty five (45) days after the end of each fiscal quarter of the Borrowers, an unaudited/internal balance sheet, statements of income and cash flows of the Borrowers for the year to date period then ended, prepared on a combined and combining basis to include any Affiliate, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of each of the Borrowers, substantially in the form of Exhibit A hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not the officers have knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 5.14 and 5.15 hereof;

(c)           as soon as available and in any event within sixty (60) days after the beginning of each fiscal year of the Borrowers, the projected combined and combining income statement for the Borrowers for such fiscal year, identical to the projections used by the Borrowers for internal planning purposes, together with supporting assumptions, schedules and information as the Lender may at its discretion require;

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(d)           immediately after the commencement thereof, notice in writing of all litigation, and of all proceedings before any governmental or regulatory agency, affecting any of the Borrowers of the type described in Section 4.6 hereof or which seek a monetary recovery against any of the Borrowers in excess of $100,000;

(e)           as promptly as practicable (but in any event not later than five business days) after an officer of any of the Borrowers obtains knowledge of the occurrence of any breach, default or event of default under any Loan Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by responsible officers of the Borrowers of the steps being taken by the Borrowers to cure the effect of such breach, default or event;

(f)            promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof;

(g)           promptly upon knowledge thereof, notice of the Borrowers’ violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrowers’ business or their financial condition;

(h)          on or promptly after any time at which any Borrower or any Subsidiary becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Lender; and

(i)            from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, and such other material, reports, records or information as the Lender may reasonably request.

Section 5.2            Books and Records; Inspection and Examination. Each of the Borrowers will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrowers’ business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrowers at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrowers, and to discuss the Borrowers’ affairs with any of their directors, officers, employees or agents. The Borrowers will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect each Premises and any Collateral of the Borrowers at any time during ordinary business hours.

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Section 5.3            Account Verification. During any Default Period, the Lender may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

Section 5.4            Compliance with Laws.

(a)           Each of the Borrowers will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrowers will not themselves use, or allow any tenants or subtenants to use, any Premises for any activity that violates any federal or state law.

(b)          Without limiting the foregoing undertakings, each of the Borrowers specifically agrees that it will comply in all material respects with all applicable environmental laws and obtain and comply with all permits, licenses and similar approvals required by any environmental laws, and will not generate, use, transport, treat, store or dispose of any hazardous substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any environmental law.

Section 5.5            Payment of Taxes and Other Claims. Each of the Borrowers will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, any Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of either of the Borrowers; provided, that the Borrowers shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 5.6            Maintenance of Properties.

(a)           Each of the Borrowers will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower’s judgment (so long as such discontinuance would not have a Material Adverse Effect), desirable in the conduct of the Borrowers’ business and not disadvantageous in any material respect to the Lender.

(b)          Each of the Borrowers will defend the Collateral against all claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein.

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(c)           Each of the Borrowers will keep all Collateral free and clear of all security interests, liens and encumbrances except Permitted Liens.

Section 5.7            Insurance. The Borrowers will obtain and at all times maintain insurance with insurers believed by the Borrowers to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. Without limiting the generality of the foregoing, the Borrowers will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable and mortgagee/loss payee endorsement, as the case may be, for the Lender’s benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

Section 5.8            Preservation of Existence. Each of the Borrowers will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

Section 5.9            Delivery of Instruments, etc. Upon request by the Lender, the Borrowers will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral and having a value individually or in the aggregate in excess of $50,000, duly endorsed or assigned by the Borrowers.

Section 5.10          Performance by the Lender. If any of the Borrowers at any time fails to perform or observe any of the foregoing covenants contained in this Article V or elsewhere herein, and if such failure shall continue for a period of ten (10) calendar days after the Lender gives the Borrowers written notice thereof (or in the case of the agreements contained in Sections 5.5 and 5.7 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender’s performance or observance of such covenants of the Borrowers, each of the Borrowers hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as such Borrowers’ attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrowers any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrowers under this Section.

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A&R Credit Agreement

Section 5.11           Use of Proceeds. Borrowers shall use the credit extended under this Agreement solely for the uses set forth in Section 2.11 hereof.

Section 5.12           Margin Stock. Borrowers and any Subsidiary will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock or in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance or the Term Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 5.13          Operating and Depository Accounts. On or before August 1, 2015, the Borrowers shall establish and thereafter maintain at all times all of their primary depository and operating accounts at the Lender.

Section 5.14          Minimum Fixed Charge Coverage Ratio. On each Measurement Date on a combined basis, the Borrowers shall achieve and maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

Section 5.15          Total Cash Flow Leverage Ratio. On each Measurement Date on a combined basis, the Borrowers shall achieve and maintain a Total Cash Flow Leverage Ratio of not more than 3.50 to 1.00.

Section 5.16          [Intentionally Deleted].

Section 5.17          Notice of Material Events. Each Borrower will, and will cause each Subsidiary to, give notice to the Lender, promptly and in any event within seven (7) days after an officer of any Borrower obtains knowledge thereof, of the occurrence of any of the following:

(i)         any Default or Event of Default;

(ii)         (a) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting any Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or that seeks to prevent, enjoin or delay any borrowings or (b) any material adverse development in any litigation, arbitration or governmental investigation or proceeding previously disclosed by any Borrower or any Subsidiary;

(iii)       with respect to a Plan, (a) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (b) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard;

(iv)       the occurrence of a Reportable Event;

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A&R Credit Agreement

(v)        any material change in accounting policies of, or financial reporting practices by, any Borrower or any Subsidiary;

(vi)       material alteration of, or reduction of the amount of coverage under, any insurance policy or policies required hereunder Section 5.7;

(vii)      any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(viii)     any other development, financial or otherwise, that would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section must be accompanied by a statement of an officer of each Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

ARTICLE VI.

Negative Covenants

So long as the Obligations shall remain unpaid, or the Revolving Credit Facility shall remain outstanding, each of the Borrowers agrees that, without the Lender’s prior written consent:

Section 6.1            Liens. None of the Borrowers will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, “Permitted Liens”):

(a)           security interests securing Subordinated Debt permitted under section 6.2(d) hereof;

(b)           mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 6.1 attached hereto, securing Indebtedness for Borrowed Money permitted under Section 6.2(b) hereof;

(c)           the Security Interest and liens and security interests created by the Security Documents;

(d)           purchase money security interests relating to the acquisition of machinery and equipment of the Borrowers not exceeding the lesser of cost or fair market value thereof, individually and in the aggregate in an amount not to exceed $500,000 at any time, and so long as no Default Period exists immediately before or after such acquisition;

(e)           liens for taxes or assessments or other governmental charges not yet due or being contested in good faith pursuant to Section 5.5 hereof;

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(f)            materialmen’s, merchants’, carriers’, workmen’s, repairmen’s, or other like liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which proper reserves have been made;

(g)           any interest or title of a lessor or sublessor under any operating lease;

(h)           pledges or deposits of cash and cash equivalent investments securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business and other Liens on unearned insurance premiums;

(i)            judgment liens and judicial attachment liens not constituting an Event of Default under Section 7.1(h) hereof; and

(j)            pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, in any case in the ordinary course of business.

Section 6.2            Indebtedness. None of the Borrowers will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any Indebtedness for Borrowed Money or letters of credit issued on the Borrowers’ behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)           indebtedness arising hereunder;

(b)          except as otherwise set forth in this Section 6.2, indebtedness of the Borrowers in existence on the date hereof and listed in Schedule 6.2 attached hereto;

(c)           amounts owing pursuant to Schedule E of that certain Contribution and Exchange Agreement dated on or about October 1, 2023; the maximum amount of cash payments that may be made in any fiscal year for this Section 6.2(c) shall be equal to two percent (2.00%) of the Borrowers’ consolidated adjusted gross revenue in such year;

(d)           the Subordinated Debt owing to the Subordinated Creditors (and extensions or replacements thereof that do not increase the principal amount of any Subordinated Debt);

(e)           unsecured indebtedness which is subordinated in right of payment to the prior payment of the Obligations, in an aggregate amount not to exceed $2,500,000 at any time, pursuant to subordination provisions approved in writing by the Lender and is otherwise pursuant to documentation that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are, in each case, in form and substance satisfactory to the Lender; and

(f)            indebtedness relating to liens permitted in accordance with Section 6.1 hereof.

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A&R Credit Agreement

Section 6.3            Guaranties. None of the Borrowers will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(a)           the endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business; and

(b)           guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.2 attached hereto.

Section 6.4            Investments and Subsidiaries.

(a)           Except as permitted under Section 6.4(c) below, none of the Borrowers will purchase or hold beneficially any stock or other securities or evidence of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

(i)         investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated “A-1” or “A-2” by Standard & Poors Corporation or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(ii)        advances in the form of progress payments, prepaid rent not exceeding one (1) month or security deposits;

(iii)       investments in any Borrower and investments in Subsidiaries in existence on the Closing Date; and

(iv)       a Potential Acquisition involving the acquisition of the assets of a Person, without formation of a New Subsidiary (as defined in Section 6.4(b) below); provided, however, that if the acquisition price for the Potential Acquisition is greater than $5,000,000 and a Borrower is financing the same with cash (a “Potential Cash Acquisition”), such Borrower shall obtain the prior written consent of Lender for the Potential Acquisition.

(b)          Except as permitted in Section 6.4(c) below, none of the Borrowers will form or acquire any Person which Person would thereby become a Subsidiary (a “New Subsidiary”).

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A&R Credit Agreement

(c)           Notwithstanding anything to the contrary contained in Section 6.4(a) and Section 6.4(b) above, the Borrowers may form or acquire a New Subsidiary in connection with a Potential Acquisition so long as all of the following conditions are satisfied on or before consummation of the Potential Acquisition: (i) no Default or Event of Default has occurred (unless the same shall have been cured in accordance with the provisions set forth herein or expressly waived in writing by the Lender) or would result from the Potential Acquisition, (ii) in connection with a Potential Cash Acquisition, the Borrowers obtain Lender’s prior written consent if the acquisition price for the Potential Acquisition is greater than $5,000,000, and (iii) the New Subsidiary, as determined by the Lender in its discretion, either (A) becomes a co-borrower under this Agreement and the other Loan Documents, or (B) becomes a guarantor of all of the Obligations and, in connection therewith, executes and delivers to the Lender such joinders, security agreements, financing statements, pledge agreements, guaranties and other Loan Documents as the Lender may request to reflect its status as a new credit party to the transactions contemplated hereby, and to evidence the Lender’s Lien on the Collateral (including any Collateral acquired pursuant to the Potential Acquisition) and the perfection and priority of the Lender’s Security Interest in accordance with the terms hereof, and (C) provides additional information and documentation regarding the Potential Acquisition as may be reasonably requested by the Lender at least thirty (30) days prior to consummation of the Potential Acquisition.

Section 6.5            Dividends. None of the Borrowers will declare or pay any dividends (other than dividends payable solely in equity interests of the Borrowers) (a “Dividend”) on any class of its equity interests or make any payment on account of the purchase, redemption or other retirement of any shares of such interests or make any distribution in respect thereof, either directly or indirectly if after giving effect to such Dividend, the Borrowers fail to comply with the financial covenants set forth in Sections 5.14 and 5.15 hereof.

Section 6.6            Sale or Transfer of Assets; Suspension of Business Operations. Without the prior written consent of the Lender, none of the Borrowers will sell, lease, assign, transfer or otherwise dispose of (i) the equity interests of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any Person, other than the sale of Inventory in the ordinary course of business or obsolete, worn or damaged Equipment in the ordinary course of business (provided such Equipment is replaced with Equipment of equal or greater value), and will not liquidate, dissolve or suspend business operations. None of the Borrowers will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

Section 6.7            Consolidation and Merger; Asset Acquisitions. Without the prior written consent of the Lender, none of the Borrowers will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person, except in connection with a Potential Acquisition pursuant to the requirements of Section 6.4 hereof.

Section 6.8            Restrictions on Nature of Business. None of the Borrowers will engage in any line of business materially different from the Dental Business (as such term is defined in the definition of Potential Acquisition) and will not purchase, lease or otherwise acquire assets not related to the Dental Business.

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A&R Credit Agreement

Section 6.9             Accounting. None of the Borrowers will adopt any material change in accounting principles other than as required by GAAP. None of the Borrowers will adopt, permit or consent to any change in its fiscal year.

Section 6.10           Other Defaults. None of the Borrowers will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon any of the Borrowers or any Affiliate which would have a Material Adverse Effect.

Section 6.11           Place of Business; Name. None of the Borrowers will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. None of the Borrowers will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. None of the Borrowers will change its name.

Section 6.12           Organizational Documents; Organizational Status. None of the Borrowers will (a) amend its articles of incorporation, articles of organization, bylaws or operating agreement if such amendment would have a Material Adverse Effect or otherwise be adverse to Lender in any respect, or (b) change its organizational status as a professional association, a corporation or a professional limited liability company, as the case may be.

Section 6.13           Change in Ownership. None of the Borrowers will issue or sell any equity interests of the Borrowers so as to change the percentage of voting and non-voting equity interests owned by each of the Borrowers’ shareholders or members (a “Change of Control”), other than a Change of Control of less than 20% of the outstanding ownership interests in any Borrower in any calendar year and of less than 50% of the outstanding ownership interests in any Borrower in the aggregate during the term of the Revolving Credit Facility, and none of the Borrowers will permit or suffer to occur the assignment, pledge or other disposition of any or all of the issued and outstanding equity interests of the Borrowers. As of the date hereof, the ownership of each Borrower is shown on Schedule 6.13 and each Borrower shall provide an updated Schedule on each one (1) year anniversary of the date hereof and evidence of compliance with the above covenant in connection therewith.

Section 6.14           Payments on Subordinated Debt. The Borrowers shall make no payment on Subordinated Debt if, after giving effect to such payment, a Default or Event of Default would occur hereunder, in each case except to the extent permitted under the Subordination Agreements with respect to the Subordinated Debt. The Borrowers shall not refinance any of the Subordinated Debt with proceeds of the Notes unless approved by Lender in writing.

Section 6.15           OFAC. The Borrowers shall at all times comply with the requirements of all OFAC Sanctions Programs applicable to the Borrowers and shall cause each of their Subsidiaries to comply with the requirements of all OFAC Sanctions Programs applicable to such Subsidiary. The Borrowers shall provide Lender any information regarding Borrowers, their Affiliates, and their Subsidiaries necessary for the Lender to comply with all applicable OFAC Sanctions Programs; subject however, in the case of Affiliates, to the Borrowers’ ability to provide information applicable to them; If Borrowers obtain actual knowledge or receives any written notice that any of the Borrowers, any Affiliate or any Subsidiary is named on the then current OFAC SDN List (such occurrence, an “OFAC Event”), the Borrowers shall promptly (i) give written notice to the Lender of such OFAC Event, and (ii) comply with all applicable laws with respect to such OFAC Event (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Sanctions Programs, and the Borrowers hereby authorize and consent to the Lender taking any and all steps the Lender deems necessary, in its sole discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the OFAC Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).

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A&R Credit Agreement

ARTICLE VII.

Events of Default, Rights and Remedies

Section 7.1            Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a)           Default in the payment of any of the Obligations when they become due and payable;

(b)          Default in the payment of any fees, commissions, costs or expenses required to be paid by any of the Borrowers under this Agreement;

(c)           Default in the performance, or breach, of any covenant or agreement of any of the Borrowers contained in this Agreement or in any other Loan Document (subject to the expiration of any applicable grace or cure periods);

(d)          Any of the Borrowers or any Subsidiary shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any of the Borrowers or any Subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any of the Borrowers or any Subsidiary; or any of the Borrowers or any Subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any of the Borrowers or any Subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any of the Borrowers or any Subsidiary;

(e)           A petition shall be filed by or against any of the Borrowers or any Subsidiary under the United States Bankruptcy Code naming any of the Borrowers or any Subsidiary as debtor;

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A&R Credit Agreement

(f)           Any Material Adverse Effect occurs with respect to any of the Borrowers;

(g)          Any representation or warranty made by any of the Borrowers in this Agreement, or by any of the Borrowers (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such representation or warranty shall prove to have been incorrect in any material respect when deemed to be effective;

(h)           The rendering against any of the Borrowers of a final judgment, decree or order for the payment of money in excess of $500,000 over the amount of any insurance coverage and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(i)            A default under any bond, debenture, note or other evidence of indebtedness of any of the Borrowers owed to any Person other than the Lender in excess of $250,000 individually or in the aggregate, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

(j)            Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any of the Borrowers by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any of the Borrowers shall have filed for a distress termination of any Plan under Title IV of ERISA; or any of the Borrowers shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on either of the Borrowers’ assets in favor of the Plan;

(k)           An event of default shall occur under any of the other Loan Documents or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of any of the Borrowers hereunder or under any note;

(l)            Any of the Borrowers shall liquidate, dissolve, terminate or suspend its or his business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender’s prior written consent;

(m)          Any of the Borrowers shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

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A&R Credit Agreement

(n)           Default beyond any grace or cure period in the payment of any amount owed by any of the Borrowers to the Lender other than any indebtedness arising hereunder;

(o)           [intentionally deleted];

(p)          Any of the Borrowers shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on any Subordinated Debt that any Person was not entitled to receive under the provisions of the Subordination Agreement; or

(q)          Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

Section 7.2            Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a)           the Lender may, by notice to the Borrowers, declare the Revolving Credit Facility to be terminated, whereupon the same shall forthwith terminate;

(b)           the Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each of the Borrowers hereby expressly waives;

(c)           the Lender may demand the Borrowers to, and the Borrowers shall, forthwith upon such demand and without any further notice or act, Cash Collateralize the Letter of Credit Obligations at such time in an amount equal to 105% of the outstanding Letter of Credit Obligations plus any accrued and unpaid interest thereon;

(d)          the Lender may apply any funds in the Letter of Credit Collateral Account to the payment of the Obligations and any other amounts as from time to time become due and payable by the Borrowers to the Lender, as the Lender may decide in its sole discretion;

(e)           while any Event of Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower may withdraw any of the funds held in the Letter of Credit Collateral Account; and after the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Revolving Credit Facility has been terminated, any funds remaining in the Letter of Credit Collateral Account will be returned to the Borrowers or paid to whomever is legally entitled thereto;

(f)            the Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Obligations;

(g)           the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each of the Borrowers hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, each of the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

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A&R Credit Agreement

(h)           the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(i)            the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 7.1 hereof, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind, and the Borrowers shall be and become thereby unconditionally obligated, without any further notice, act or demand, to Cash Collateralize the Letter of Credit Obligations at such time in an amount equal to 105% of the outstanding Letter of Credit Obligations plus any accrued and unpaid interest thereon.

Section 7.3            Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten (10) calendar days before the date of intended disposition or other action.

ARTICLE VIII.

Miscellaneous

Section 8.1            No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

Section 8.2            Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

Section 8.3            Addresses for Notices, Etc. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents shall be addressed:

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A&R Credit Agreement

If to the Borrowers:

c/o Park Dental Group

2200 County Road C West, Suite 2210

Roseville, Minnesota 55113

Attention: Mr. Peter G. Swenson and Dr. John E. Gulon, DDS

With a copy to:

Taft, Stettinius and Hollister LLP

2200 IDS Center

80 S. 8th Street

Minneapolis, Minnesota 55402

Attn: David Melloh, Esq.

If to the Lender:

U.S. Bank National Association

U.S. Bank Commercial Banking

800 Nicollet Mall, 3rd Floor

BC-MN-HO3W

Minneapolis, Minnesota 55402

Attention: Mr. Dan Miller

Each such notice, request or other communication shall be effective (i) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (ii) if given by any other means, when delivered at the addresses specified in this Section.

Section 8.4            Further Documents. The Borrowers will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that each of the Borrowers executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 8.5            Collateral. Neither this Agreement nor any of the Security Documents contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

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A&R Credit Agreement

Section 8.6            Costs and Expenses. Each of the Borrowers agrees to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Agreement, the other Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 8.7            Indemnity. In addition to the payment of expenses pursuant to Section 8.6 hereof, each of the Borrowers agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”):

(a)           any and all transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

(b)          any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 4.12 hereof proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 5.4(b) hereof; and

(c)           any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Notes, except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers’ sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers’ obligation under this Section shall survive the termination of this Agreement and the discharge of the Borrowers’ other obligations hereunder.

US Bank/Park Dental

A&R Credit Agreement

Section 8.8            Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any other attempted assignment or transfer by any Borrower shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 8.8(c) and, to the extent expressly contemplated hereby, the related parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Revolving Credit Facility and the Loans at the time owing to it).

(c)           Participations. The Lender may at any time, without the consent of, or notice to, the Borrowers, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights or obligations under this Agreement (including all or a portion of the Revolving Credit Facility or the Loans); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with this Agreement.

Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.16 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.8(b); provided that such Participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.16, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.9 as though it were a Lender.

(d)          Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment may release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

US Bank/Park Dental

A&R Credit Agreement

Section 8.9            Setoff. Each Borrower hereby grants the Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of each Borrower with the Lender or any Affiliate of the Lender (the “Deposits”) to secure the Obligations. In addition to, and without limitation of, any rights of the Lender under applicable law, if any Borrower becomes insolvent, however evidenced, or any Event of Default occurs, each Borrower authorizes the Lender and its Affiliates to offset and apply all such Deposits toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such Deposit and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

Section 8.10          Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

Section 8.11          Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by generally principles of equity), except that the Borrowers shall not have the right to assign their rights thereunder or any interest therein without the Lender’s prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender’s right to share information regarding the Borrowers and any Affiliate with the Lender’s participants, accountants, lawyers and other advisors, the Lender may exchange any and all information it may have in its possession regarding the Borrowers or any Affiliate, and each of the Borrowers waives any right of confidentiality it may have with respect to such exchange of such information.

Section 8.12          Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 8.13          Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.14          Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (a) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota and Wisconsin in connection with any controversy related to this Agreement and the other Loan Documents; (b) waives any argument that venue in any such forum is not convenient, (c) agrees that any litigation initiated by the Lender or the Borrowers in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE BORROWERS AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

US Bank/Park Dental

A&R Credit Agreement

Section 8.15           USA Patriot Act. The Lender hereby notifies the Borrowers and each other Loan Party that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Lender to identify such Loan Party in accordance with the PATRIOT Act.

Section 8.16           Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of the Borrowers, the Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrowers and any other parties thereto. The Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Lender’s possession constituting an “authoritative copy” under UETA. If the Lender agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Lender agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Lender may rely on any such electronic signatures without further inquiry.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

US Bank/Park Dental

A&R Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:

PDG, P.A., a Minnesota professional association		ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company

By:		By:
	Christopher Steele, D.D.S.		Alan S. Law, D.D.S., PhD.
	Its President		Its President

DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company		PARK DENTAL PARTNERS, INC., a Minnesota corporation

By:		By:
	Alan S. Law, D.D.S., PhD.		Peter G. Swenson
	Its President		Its Chief Executive Officer

THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company		PDP MN, LLC, a Minnesota limited liability company

By:		By:
	Christopher Steele, D.D.S.		Peter G. Swenson
	Its President		Its Chief Executive Officer

S-1

US Bank/Park Dental

A&R Credit Agreement

LENDER:

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:
Ed Surko
Its Vice President

S-2

US Bank/Park Dental

A&R Credit Agreement

Table of Exhibits and Schedules

Exhibit A	Compliance Certificate

Exhibit B	Premises

___________________________

Schedule 2.2(c)	Intentionally Deleted

Schedule 4.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 4.4	Subsidiaries

Schedule 4.6	Litigation

Schedule 6.1	Permitted Liens

Schedule 6.2	Permitted Indebtedness and Guaranties

Schedule 6.13	Organizational/Ownership Chart

Exhibit A to A&R Credit Agreement

EXHIBIT A

COMPLIANCE CERTIFICATE

To:         U.S. Bank National Association

Date:     ___________

In accordance with our Amended and Restated Credit Agreement dated as of March __, 2024 (as the same has been amended from time to time, the “Credit Agreement”), attached are the financial statements of PDG, P.A., a Minnesota professional association, DENTAL SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company, ORTHODONTIC SPECIALISTS OF MINNESOTA, PLLC, a Minnesota professional limited liability company, PARK DENTAL PARTNERS, INC., a Minnesota corporation, THE FACIAL PAIN CENTER, PLLC, a Minnesota professional limited liability company, and PDP MN, LLC, a Minnesota limited liability company (collectively, the “Borrowers”) as of and for _________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). Unless otherwise defined herein, all terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of their operations as of the date thereof and for the fiscal year-to-date period then ended.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

I hereby further certify to the Lender as follows:

1.             Minimum Fixed Charge Coverage Ratio. Pursuant to Section 5.14 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Fixed Charge Coverage Ratio was __ to 1.00 which ☐ satisfies ☐ does not satisfy the required minimum ratio of 1.25 to 1.00 as of each Measurement Date, based on the immediately prior 12-months.

2.             Total Cash Flow Leverage Ratio. Pursuant to Section 5.15 of the Credit Agreement, as of the Reporting Date, the Borrowers’ Total Cash Flow Leverage Ratio was __ to 1.00 which ☐ satisfies ☐ does not satisfy the required maximum ratio of 3.50 to 1.00 as of each Measurement Date.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

A-1

Exhibit A to A&R Credit Agreement

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

By:
CJ Bernander
Chief Financial Officer of the Borrowers

A-2

Exhibit B to A&R Credit Agreement

EXHIBIT B

Premises

See Schedule 4.1

B-1

Schedule 2.2(c) to A&R Credit Agreement

SCHEDULE 2.2(c)

Intentionally Deleted

Schedule 2.2(c)

Schedule 4.1 to A&R Credit Agreement

SCHEDULE 4.1

Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Trade Names

PDG, P.A. (legal name)

Dental Specialists of Minnesota, PLLC (legal name)

Orthodontic Specialists of Minnesota, PLLC (legal name)

Park Dental Partners, Inc. (legal name)

PDG Northern Minnesota, PLLC (legal name)

The Facial Pain Center, PLLC (legal name)

PDP MN, LLC (legal name)

Apollo Dental Center

Becker Family Dentistry

Central Minnesota Endodontics

Downtown Dental Care of Duluth

Endodontic Specialists

Greenview Cosmetic and Family Dentistry

Park Dental Albertville-St. Michael

Park Dental Apple River

Park Dental Apple Valley

Park Dental Bailey Road

Park Dental Big Lake

Park Dental Blaine

Park Dental Blaine East

Park Dental Bloomington

Park Dental BlueStone

Park Dental Brookpark

Park Dental Cedar Valley

Park Dental Champlin

Park Dental Chaska

Park Dental Como Avenue

Park Dental Coon Rapids

Park Dental Cottage Grove

Park Dental Dean Lakes

Park Dental Downtown Duluth

Park Dental Eagan

Park Dental Eden Prairie

Park Dental Edina

Park Dental Edinborough Way

Park Dental Edinbrook

Park Dental Elk River

Park Dental Grand Avenue

Park Dental Hermantown

Park Dental High Pointe

Park Dental Hudson

Schedule 4.1-1

Schedule 4.1 to A&R Credit Agreement

Park Dental Hugo

Park Dental Lakeville

Park Dental LaSalle Plaza

Park Dental Mac Groveland

Park Dental Maple Grove

Park Dental Maplewood

Park Dental Marquette

Park Dental Minnetonka

Park Dental Owatonna

Park Dental Plymouth Lakes

Park Dental Plymouth West

Park Dental Ridgepark

Park Dental Ridges

Park Dental Riverdale

Park Dental Rochester

Park Dental Rosemount

Park Dental Roseville

Park Dental Salem Square

Park Dental Savage

Park Dental Shakopee

Park Dental Silver Lake

Park Dental St. Croix Valley

Park Dental St. Louis Park

Park Dental Woodbury

Park Dental Yankee Doodle Road

The Dental Specialists – Eagan

The Dental Specialists – St. Paul

The Dental Specialists Blaine South

The Dental Specialists Deephaven

The Dental Specialists Duluth

The Dental Specialists Forest Lake

Schedule 4.1-2

Schedule 4.1 to A&R Credit Agreement

Chief Executive Office/Principal Place of Business

2200 County Road C West, Suite 2210
Roseville, MN 55113

Other Inventory and Equipment Locations

Company	Location	Address	City	State	Zip
Park Dental Group	Albertville	11091 Jason Ave NE #3	Albertville	MN	55301
Park Dental Group	Apple Valley	6520 150th St W #300	Apple Valley	MN	55124
Park Dental Group	Cedar Valley	14135 Cedar Ave #500	Apple Valley	MN	55124
Park Dental Group	Big Lake	16991 198th Ave	Big Lake	MN	55309
Dental Specialists	Blaine South	11855 Ulysses Street NE	Blaine	MN	55434
Park Dental Group	Blaine	12904 Central Ave. N.E.	Blaine	MN	55434-4147
Park Dental Group	Blaine East	4190 108th Ave NE, Suite 130	Blaine	MN	55449
Park Dental Group	Bloomington	4200 W Old Shakopee Rd Suite 100	Bloomington	MN	55437-3934
Park Dental Group	Brookpark	6437 Brooklyn Boulevard	Brooklyn Center	MN	55429-2174
Park Dental Group	Edinbrook	8559 Edinbrook Parkway	Brooklyn Park	MN	55443-3728
Park Dental Group	Ridges	40 Nicollet Blvd W	Burnsville	MN	55337
Park Dental Group	Champlin	12180 Business Park Blvd N	Champlin	MN	55316
Dental Specialists	Chaska South	111 Hundertmark Road	Chaska	MN	55318
Park Dental Group	Chaska	1150 Hazeltine Blvd	Chaska	MN	55318
Dental Specialists	Riverdale	3161 Northdale Blvd	Coon Rapids	MN	55433-1825
Park Dental Group	Coon Rapids	9145 Springbrook Drive NW, Suite 100	Coon Rapids	MN	55433-5886
Park Dental Group	Riverdale	3161 Northdale Blvd	Coon Rapids	MN	55433-1825
Park Dental Group	Cottage Grove	7430 80th St S #203	Cottage Grove	MN	55016
Dental Specialists	Downtown Duluth	324 W. Superior St., Ste 1111	Duluth	MN	55802
NMN General	BlueStone	906 Woodland Ave	Duluth	MN	55812
NMN General	Downtown Duluth	324 W. Superior St., Ste 1111	Duluth	MN	55802
NMN General	Downtown Duluth	324 W. Superior St., Ste 1111	Duluth	MN	55802
Park Dental Group	Eagan	1895 Plaza Drive, Suite 130	Eagan	MN	55122-2612
Park Dental Group	Yankee Doodle Road	1215 Town Centre Drive #150	Eagan	MN	55123
Park Dental Group	Eden Prairie	18315 Cascade Dr #120	Eden Prairie	MN	55437
Dental Specialists	Edina	6545 France Ave S	Edina	MN	55435
Dental Specialists	Southdale	6545 France Ave. S	Edina	MN	55435
Orthodontic Specialists	Edina	6545 France Ave S	Edina	MN	55435
Park Dental Group	Edina	6545 France Ave S	Edina	MN	55435
Park Dental Group	Edinborough Way	3300 Edinborough Way	Edina	MN	55435
Park Dental Group	Elk River	18230 Zane Ave NW	Elk River	MN	55330
Dental Specialists	Forest Lake	25 No Lake Street, Suite 11	Forest Lake	MN	55434
NMN General	Hermantown	4803 Miller Trunk Highway, Suite B	Hermantown	MN	55811
Park Dental Group	Hudson	1003 Pearson Drive	Hudson	WI	54016
Park Dental Group	Hugo	14741 Victor Hugo Blvd N	Hugo	MN	55038

Schedule 4.1-3

Schedule 4.1 to A&R Credit Agreement

Park Dental Group	Salem Square	5350 South Robert Trail	Inver Grove Heights	MN	55077-1404
Park Dental Group	Lakeville	17436 Kenwood Trail	Lakeville	MN	55044-9219
Dental Specialists	Maple Grove	9600 Upland Lane North, Suite 200	Maple Grove	MN	55369-4496
Park Dental Group	Maple Grove	9600 Upland Lane North, Suite 200	Maple Grove	MN	55369-4496
Dental Specialists	Downtown Minneapolis	825 Nicollet Mall	Minneapolis	MN	55402
Park Dental Group	LaSalle Plaza	800 LaSalle Avenue South	Minneapolis	MN	55402-2013
Park Dental Group	Marquette	901 Marquette Avenue S, #230	Minneapolis	MN	55402
Park Dental Group	St Louis Park	5000 West 36th Street	Minneapolis	MN	55416
Park Dental Group	Minnetonka	14525 Highway 7, Suite 125	Minnetonka	MN	55345-4113
Park Dental Group	Ridgepark	13059 Ridgedale Drive	Minnetonka	MN	55305-1807
Dental Specialists	Monticello	3880 Deegan Ct Suite 100	Monticello	MN	55362
Park Dental Group	Owatonna	605 Hillcrest Ave Number 210	Owatonna	MN	55060
Park Dental Group	Plymouth Lakes	1525 County Rd 101	Plymouth	MN	55447
Park Dental Group	Plymouth West	15535 34th Ave. N, Suite 250	Plymouth	MN	55447
Park Dental Group	Apollo	3000 43rd St NW	Rochester	MN	55901
Park Dental Group	Greenview	1801 Greenview Dr SW Suite 101	Rochester	MN	55902
Park Dental Group	Rochester	3780 Marketplace Dr NW, Suite 112	Rochester	MN	55901
Dental Specialists	Rosemount West	15031 Crestone Ave.	Rosemount	MN	55068
Park Dental Group	Rosemount	15015 Cimarron Ave	Rosemount	MN	55068
Dental Specialists	Roseville	1835 County Road C-West, Suite 220	Roseville	MN	55113-1835
Park Dental Group	Resource	2200 County Road C West	Roseville	MN	55113
Park Dental Group	Roseville	1835 County Road C-West, Suite 220	Roseville	MN	55113-1835
Park Dental Group	Como Avenue	2282 Como Avenue	Saint Paul	MN	55108-1722
Park Dental Group	Grand Avenue	917 Grand Avenue	Saint Paul	MN	55105-3000
Park Dental Group	Mac Groveland	Fire Station #14 Professional Building	Saint Paul	MN	55104-6756
Dental Specialists	Sartell	1900 Kruchten Court South	Sartell	MN	56377
Park Dental Group	Savage	14170 Highway 13 South	Savage	MN	55378
Park Dental Group	Dean Lakes	4155 Dean Lakes Blvd	Shakopee	MN	55379
Park Dental Group	Shakopee	1515 St Francis Ave Suite 145	Shakopee	MN	55379
Park Dental Group	Silver Lake	2600 39th Avenue NE, Suite 225	St Anthony	MN	55421-2966
Dental Specialists	St Paul	2550 University Ave W	St Paul	MN	55114
Park Dental Group	Maplewood	1600 St Johns Blvd	St. Paul	MN	55109
Park Dental Group	St Croix Valley	13961 60th Street North	Stillwater	MN	55082
Dental Specialists	Deephaven	18258 Minnetonka Blvd, Suite 100	Wayzata	MN	55391
Park Dental Group	Bailey Road	7774 Hargis Parkway, Suite 104	Woodbury	MN	55129
Park Dental Group	Radio Drive	241 Radio Drive	Woodbury	MN	55125
Park Dental Group	Woodbury	10150 City Walk Drive Suite C	Woodbury	MN	55129

IT assets held at the following data centers:

Primary Data Center: 1200 Washington Avenue North, Minneapolis, MN 55401

Backup Data Center: 7700 France Avenue South, Edina, MN 55435

Schedule 4.1-4

Schedule 4.4 to A&R Credit Agreement

SCHEDULE 4.4

Subsidiaries

Subsidiaries of PDG, P.A.

1.         Dental Specialists of Minnesota, PLLC

2.         Orthodontic Specialists of Minnesota, PLLC

3.         The Facial Pain Center, PLLC

Subsidiaries of Park Dental Partners, Inc.

1.         PDP MN, LLC

Schedule 4.4

Schedule 4.6 to A&R Credit Agreement

SCHEDULE 4.6

Litigation

None.

Schedule 4.6

Schedule 6.1 to A&R Credit Agreement

SCHEDULE 6.1

Permitted Liens

1.	Capital Lease in favor of GreatAmerica Financial Services Corporation and a related UCC Financing Statement filed October 28, 2020, as No. 1189145701466 in the Minnesota Secretary of State's office with PDG, P.A., as debtor.

Schedule 6.1

Schedule 6.2 to A&R Credit Agreement

SCHEDULE 6.2

Permitted Indebtedness and Guaranties

Indebtedness (other than Subordinated Debt)

None.

Guaranties

None.

Subordinated Creditors

Subordinated Creditor	Amount Owed
Nick Swenson	$1,600,000
John E. Gulon	$69,767
Gregory T. Swenson	$69,767
Daniel T. Marvin	$69,767
Christopher Steele	$69,767
Alan S. Law	$69,767
Todd Marshall	$69,767
Peter Swenson	$69,767
Peter Thompson	$27,907
Kevin Lahr	$13,954
Douglas Petersen	$13,954
Lee Lutterman	$20,913
Total	$2,165,097.00

Schedule 6.2

Schedule 6.13 to Credit Agreement

SCHEDULE 6.13

Organizational/Ownership Chart

DDS Trust
Dr. Steele
PLLC Dentists
PDG Dentists
Class B Stock in PDPI
100%
PDG Shares
100%
Class A-2 Stock in PDPI
17.4%
Class A-1 Stock in PDPI
82.6%
Dr. Law
Park Dental Group
("PDG")
Administrative Resources Agreement
and Lease of Assets
Park Dental Partners,
Inc. ("PDPI")
Owner
OSM Units
FPC Units
100%
Non-Clinical Assets
OSM Units
51%
[Dr. Law]
The Facial Pain
Center, PLLC ("FPC")
OSM Units
72%
OSM Units
27%

Schedule 6.13